Exhibit 10.1

AMENDMENT No. 1

TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of October 20, 2026, to the Investment Management Trust Agreement, dated as of October 24, 2024 (the “Trust Agreement”), is made by and between Charlton Aria Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into the Trust Agreement;

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account (as defined in the Trust Agreement) under the circumstances described therein; and

WHEREAS, at an extraordinary general meeting of the Company held on October 19, 2026 (the “Extraordinary General Meeting”), the Company’s shareholders approved (i) a proposal to amend the Company’s Second Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate a business combination up to twelve (12) times from October 25, 2026 (the “Termination Date”) to October 25, 2027, each by an additional one (1) month (each, an “Extension”), for a total of up to twelve (12) months after the Termination Date (i.e., for a total of up to thirty-six (36) months after the consummation of its initial public offering (the “IPO”)), assuming a business combination has not occurred (the “Extension Proposal”); and (ii) a proposal to amend the Trust Agreement to permit the Company to extend the Termination Date up to twelve (12) times, each by an additional one (1) month, from October 25, 2026 to October 25, 2027, provided that, the Sponsor or one or more of its affiliates or designees will deposit into the Trust Account, for each one-month extension, an amount equal to the lesser of (x) $0.03 multiplied by the number of Class A ordinary shares sold to the public in the Company’s IPO that remain outstanding after giving effect to the redemption of any such shares in connection with the vote on the Extension Proposal and (y) $60,000.

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

(i) Commence liquidation of the Trust Account only after and within two business days following (x) receipt of, and only in accordance with the terms of, a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by an Authorized Representative (as such term is defined below), and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay any taxes (net of any taxes payable and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and other documents referred to therein, or (y) upon the date which is the later of (1) 24 months after the closing of the Offering, (2) such a later date that the Company may extend from 24 months after the closing of the Offering up to twelve (12) times, each by an additional one (1) month, for a total of up to twelve (12) months from October 25, 2026 to October 25, 2027 (for a total of up to thirty-six (36) months after the consummation of the IPO) provided that, the Sponsor or one or more of its affiliates or designees will deposit into the Trust Account an amount equal to an amount equal to the lesser of (x) $0.03 multiplied by the number of Class A ordinary shares sold to the public in the Company’s initial public offering that remain outstanding after giving effect to the redemption of any such shares in connection with the vote on the extension proposal described in detail in the Company’s definitive proxy statement, dated October 7, 2026, and (y) $60,000, and (3) such a later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association (the “Memorandum and Articles”); provided, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay any taxes (net of any taxes payable and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Shareholders of record as of such date;

2. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

3. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

4. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

5. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to the Investment Management Trust Agreement as of the date first written above.

COMPANY:

CHARLTON ARIA ACQUISITION CORPORATION

By:	/s/ Jung Min Lee
Name:	Jung Min Lee
Title:	Chief Executive Officer

TRUSTEE:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

[Signature Page to Amendment No. 1 to the Investment Management Trust Agreement]

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